14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SCP Pool Corporation

(Name of Registrant as Specified in Its Charter)

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SCP POOL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of SCP Pool Corporation:

The annual meeting of stockholders of SCP Pool Corporation (the “Company”) will be held at the office of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., at 201 St. Charles Avenue, New Orleans, Louisiana 70170-5100, on Tuesday, May 10, 2005, at 9:00 a.m., Central Standard Time, for the following purposes:

1.	To elect eight persons to serve as directors on the Company’s Board of Directors for a one-year term or until their successors have been elected and qualified;

2.	To ratify the retention of Ernst & Young, LLP, certified public accountants, as the Company’s independent auditors for the 2005 fiscal year; and

3.	To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has set March 14, 2005, as the record date for the meeting. This means that only record owners of the Company’s Common Stock at the close of business on that date are entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Jennifer M. Neil

Jennifer M. Neil, Secretary

Covington, Louisiana

March 28, 2005

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR, IF AVAILABLE, TO USE TELEPHONE OR INTERNET VOTING. SEE “VOTING PROCEDURES” FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET.

SCP POOL CORPORATION

109 Northpark Boulevard, Suite 400

Covington, Louisiana 70433-5001

PROXY STATEMENT

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of SCP Pool Corporation (the “Company”) for use at the 2005 annual meeting of our stockholders to be held on May 10, 2005, at 9:00 a.m., Central Standard Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at the office of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana 70170-5100. This Proxy Statement is first being mailed to stockholders on or about March 28, 2005.

Voting Procedures

Only holders of record of the Company’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on March 14, 2005, are entitled to notice of and to vote at the Meeting. On March 14, 2005, we had outstanding 52,458,373 shares of Common Stock, each of which is entitled to one vote.

The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Meeting. If a quorum is present, (1) directors will be elected by a plurality vote; and (2) the ratification of the retention of the independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting.

Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the Meeting or other matters incident to the conduct of the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

Abstentions will be treated as present both for purposes of determining a quorum and with respect to the ratification of the independent directors. Accordingly, abstentions will have no effect on the election of directors, but will have the effect of a vote against the ratification of the independent auditors.

A “broker non-vote” occurs when a nominee (such as a broker or bank) holding shares in “street name” as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner. Broker non-votes will be treated as not present and not cast for purposes of determining a quorum and with respect to all matters brought before the Meeting. Accordingly, broker non-votes will have no effect on the election of directors or the ratification of the independent auditors.

If you come to the Meeting, you can, of course, vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name. If you do not come to the Meeting, your shares can be voted only if you have returned a properly executed proxy. If you hold your shares through a bank, broker, or other nominee, you must provide voting instructions to the bank, broker, or nominee; obtain a proxy issued in your name from such record holder; or if your bank, broker, or nominee makes telephone or internet voting available, follow the internet or telephone voting instructions the bank, broker or nominee will enclose with this proxy statement.

If you execute and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. You can revoke your authorization at any time before the shares are voted at the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Your proxy will also be deemed revoked with respect to any matter on which you vote in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted in favor of the election of each of the nominees and the ratification of the independent auditors.

Solicitation

The Company will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting materials to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, facsimile or electronic mail.

ELECTION OF DIRECTORS

(Proposal 1)

General

The Company’s By-laws, as amended, provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by a majority of the directors then in office.

At the Meeting, eight directors are to be elected to one-year terms, each to hold office until his successor is elected and has qualified. Unless authority to vote for the election of directors is withheld by appropriate designation on the proxy, the proxies solicited hereby will be voted FOR the election of each nominee. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company’s By-laws, as amended, directors are elected by plurality vote.

Information about the Company’s Directors and Nominees

The following information sets forth, as of February 21, 2005, certain information about the Company’s directors, all of whom have been nominated for election to the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

WILSON B. SEXTON	Director since 1993
Covington, Louisiana	Age 68

Mr. Sexton has been the Chairman of the Board and a director of the Company since 1993. From May 2001 to the present, Mr. Sexton has remained employed by the Company primarily in the area of investor relations. From January 1999 to May 2001, Mr. Sexton served as Chief Executive Officer of the Company. Presently, Mr. Sexton also serves as a director of Beacon Roofing Supply, Inc.

ANDREW W. CODE	Director since 1993
Chicago, Illinois	Age 46

Mr. Code has been a partner of Code Hennessy and Simmons LLC for more than five years. Mr. Code presently serves as a director of American Reprographics Company and The Hillman Group, Inc.

Chairman of the Compensation Committee of the Board of Directors of the Company.

JAMES J. GAFFNEY	Director since 1998
Los Angeles, California	Age 64

Mr. Gaffney presently serves as Chairman of the Board of Directors of Imperial Sugar Company, Chairman of the Board of Directors of iPCS, Inc. and as a director of Hexcel Incorporated and Beacon Roofing Supply, Inc. From 1997 through 2003, Mr. Gaffney served as Vice Chairman of the Board of Viking Pacific Holdings, Ltd. and Chairman of the Board of Vermont Investments, Ltd., a New Zealand-based conglomerate, and provided consulting services to GS Capital Partners II, L.P. (a private investment fund affiliated with Water Street Corporate Recovery Fund I, L.P. and Goldman, Sachs & Co.) and other affiliated investment funds.

Chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee of the Board of Directors of the Company.

GEORGE T. HAYMAKER, JR.	Director since 2004
San Francisco, California	Age 67

Mr. Haymaker is Chairman of the Board of Kaiser Aluminum Corporation (“Kaiser”), having served in that position since October 2001. He was also Chief Executive Officer of Kaiser from January 1994 until his retirement in December 1999. Mr. Haymaker also presently serves as a director of Flowserve Corporation and Hayes Lemmerz International, Inc.

Member of the Compensation Committee of the Board of Directors of the Company.

MANUEL J. PEREZ DE LA MESA	Director since 2001
Covington, Louisiana	Age 47

Mr. Perez de la Mesa has been Chief Executive Officer of the Company since May 2001 and has also been the President of the Company since February 1999. Mr. Perez de la Mesa served as Chief Operating Officer of the Company from February 1999 to May 2001. Mr. Perez de la Mesa is also a director of American Reprographics Company.

HARLAN F. SEYMOUR	Director since 2003
Glen Allen, Virginia	Age 55

Mr. Seymour has conducted personal investments and business advisory services through HFS LLC, of which he is the sole executive officer, since March 2001. From June 2000 through March 2001, he served as Executive Vice President of ENVOY Corporation, which became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. From March 1999 to June 2000, he served as an independent consultant to ENVOY Corporation. Mr. Seymour also presently serves as Chairman of the Board of Transaction Systems Architects, Inc.

Member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

ROBERT C. SLEDD	Director since 1996
Richmond, Virginia	Age 52

Mr. Sledd has served as Chairman of the Board of Directors of Performance Food Group Company (“PFG”) since February 1995 and has served as a director of that company since 1987. Mr. Sledd served as Chief Executive Officer of PFG from 1987 to 2001 and in 2004, was reappointed Chief Executive Officer.

Member of the Audit Committee and the Compensation Committee of the Board of Directors of the Company.

JOHN E. STOKELY	Director since 2000
Glen Allen, Virginia	Age 52

Mr. Stokely has served as President of JES, Inc., an investment and consulting firm, since August 1999. From January 1997 to August 1999, Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc., a food retailer and wholesale grocery distributor that merged with Supervalu, Inc. in August 1999. Mr. Stokely is also a director of PFG, O’Charleys, Inc. and Transaction Systems Architects, Inc.

Lead Independent Director, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

The Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” the election of the nominees.

Information about Executive Officers

The following information sets forth, as of February 21, 2005, certain information about the Company’s 2004 executive officers, all of whom are expected to remain in their current positions following the Meeting.

A. DAVID COOK	Age 49

Mr. Cook has served as a Vice President of the Company since February 1997 and from December 1993 until February 1997, served as the Director of National Sales Development for the Company’s principal operating subsidiary.

MARK W. JOSLIN	Age 45

Mr. Joslin has served as Vice President, Chief Financial Officer of the Company since August 2004. From December 2002 until August 2004, he served as Vice President of Corporate Development for Eastman Chemical Company. From October 1999 to December 2002, he held the position of Vice President and Corporate Controller for Eastman. Prior to October 1999, Mr. Joslin was employed as the Chief Financial Officer, Treasurer and Secretary of Lawter International.

JOHN M. MURPHY	Age 44

Mr. Murphy has served as a Vice President of the Company since February 1997 and from December 1993 until February 1997, served as Director of Marketing for the Company’s principal operating subsidiary.

STEPHEN C. NELSON	Age 58

Mr. Nelson has served as a Vice President of the Company since May 2002 and as General Manager since June 1998.

RICHARD P. POLIZZOTTO	Age 63

Mr. Polizzotto has served as Vice President of the Company since May 1995. He has also served as Vice President of the Company’s principal operating subsidiary since December 1993.

CHRISTOPHER W. WILSON	Age 50

Mr. Wilson has served as Vice President of the Company since May 2002 and as General Manager since March 1998.

Other Information about the Board of Directors and its Committees

The Board of Directors held seven meetings during 2004. During the last full fiscal year, each director attended 75% or more of the Board meetings, except Mr. Code, who attended five of the seven meetings. During 2004, each director attended 75% or more of the total number of meetings held by all committees of the Board on which he served. The Board has determined that each member of the Board, other than Messrs. Perez de la Mesa and Sexton, meets the definition of “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”). Mr. Stokely has been designated by the Board as its lead independent director and as such, Mr. Stokely will preside at any meetings of the Board’s independent directors and perform such other functions as the Board may direct, including recommending agenda items for Board meetings.

In 2004, each non-employee director was paid an annual retainer of $8,000. Each non-employee director also received an attendance fee of $4,000 for each Board meeting attended, $2,000 for each committee meeting attended, except that the chair of each committee receives an attendance fee of $4,000 for each committee meeting attended, and $1,000 for each scheduled telephone meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Under the SCP Pool Corporation 1996 Non-Employee Directors Equity Incentive Plan, as amended and restated (the “Director’s Plan”), upon election and each year thereafter, each non-employee director is granted an option to purchase 8,500 shares of Common Stock. Except under certain limited circumstances, no options granted pursuant to the Director’s Plan become exercisable earlier than one year after the date of grant. The option price per share of Common Stock under the Director’s Plan is equal to 100% of the fair market value of the Common Stock at the date of grant. Each option granted under the Director’s Plan is exercisable for ten years after the date of grant. Non-employee directors may elect to receive additional shares of Common Stock under the Director’s Plan in lieu of the cash compensation otherwise due them.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 109 Northpark Boulevard, Suite 400, Covington, Louisiana 70433.

The Company encourages each member of its Board of Directors to attend the Annual Meeting of the Company’s Stockholders. All of the Company’s directors attended the 2004 Annual Meeting.

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s employees, officers (including the Company’s principal executive officer and principal financial officer) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at www.poolcorp.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 109 Northpark Boulevard, Suite 400, Covington, Louisiana 70433.

The Board presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee described as follows:

Audit Committee. The Audit Committee assists the Board in monitoring (1) management’s process for ensuring the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) management’s process for ensuring the Company’s compliance with legal and regulatory requirements. The Audit Committee’s specific responsibilities are set forth in its written charter, a copy of which is included as Appendix A. The Board of Directors has determined that each member of the Audit Committee meets the definition of an “independent director” as defined by applicable Securities and Exchange Commission (“SEC”) rules and NASD Rules 4200(a)(15) and 4350(d)(2)(A), and that Messrs. Stokely, Gaffney and Sledd qualify as “audit committee financial experts” as defined by SEC rulemaking and NASD Rule 4350(d)(2)(A). During 2004, the Audit Committee held eleven meetings.

Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of officers of the Company, the awards under the Company’s compensation and benefit plans and the Company’s compensation policies and practices. The Compensation Committee’s specific responsibilities are set forth in its written charter, a copy of which is included as Appendix B. The Board of Directors has determined that each member of the Compensation Committee meets the definition of an “independent director” as defined by NASD Rule 4200(a)(15). The Compensation Committee met two times during 2004.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and assisting the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices. The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee in care of the Company’s address, or may make a nomination by complying with the notice procedures set forth in the Company’s By-laws, as amended. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, a copy of which is included as Appendix C. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the definition of an “independent director” as defined by NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee met two times during 2004.

When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those recommended or nominated by stockholders, the Nominating and Corporate Governance Committee considers relevant educational, business and industry experience and demonstrated character and judgment. The Nominating and Corporate Governance Committee also considers such things as whether the nominee is independent for Nasdaq purposes and for incumbent directors whose terms are set to expire, the director’s overall service to the Company during his term, including the number of meetings attended, level of participation and quality of performance.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of February 21, 2005 (except as otherwise indicated), certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in “Executive Compensation”), (ii) each director of the Company, (iii) all of the Company’s directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Based on information furnished to the Company by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock
Wilson B. Sexton	1,285,769	(2)	2.5%

Andrew W. Code	322,075	(3)	*

James J. Gaffney	69,750	(4)	*

George T. Haymaker, Jr.	—		*

Manuel J. Perez de la Mesa	918,822	(5)	1.8%

Harlan F. Seymour	19,125	(6)	*

Robert C. Sledd	367,293	(7)	*

John E. Stokely	70,313	(8)	*

A. David Cook	259,561	(9)	*

John M. Murphy	315,409	(10)	*

Stephen C. Nelson	69,111	(11)	*

Christopher W. Wilson	59,599	(12)	*

T. Rowe Price Associates, Inc.	2,997,555	(13)	5.7%

TimesSquare Capital Management, Inc.	4,195,987	(14)	8.0%

Select Equity Group, Inc.	3,708,012	(15)	7.1%

All executive officers and directors as a group (14 persons)	4,086,781	(16)	7.8%

*	Less than one percent.
1.	Shares reflect the 3-for-2 stock split effected in September 2004.
2.	Includes (i) 876,375 shares that may be acquired upon the exercise of presently exercisable options all of which are held by a trust for which Mr. Sexton serves as trustee for the benefit of his adult children; (ii) 30,000 shares held directly by a charitable foundation over which Mr. Sexton has voting and investment power with respect to such shares; (iii) 18,000 shares that Mr. Sexton has the right to acquire upon the exercise of presently exercisable options; and (iv) 361,385 shares held by a trust for which Mr. Sexton serves as trustee for the benefit of his adult children.

3.	Includes (i) 31,806 shares that Mr. Code has the right to acquire upon the exercise of presently exercisable options, (ii) 50,822 shares held directly by a charitable foundation of which Mr. Code is a director, President and the sole member (although neither Mr. Code nor any members of his immediate family have a pecuniary interest in such shares), (iii) 126,721 shares that Code Hennessy & Simmons Limited Partnership (“CHS LP”), a partnership of which Mr. Code is a general partner, has the right to acquire upon the exercise of presently exercisable options; and (iv) 6,831 shares held by Mr. Code as custodian for his minor children under the Uniform Gifts to Minors Act.
4.	Includes 19,125 shares that Mr. Gaffney has the right to acquire upon the exercise of presently exercisable options.
5.	Includes 506,250 shares that Mr. Perez de la Mesa has the right to acquire upon the exercise of presently exercisable options. Also includes 7,885 shares beneficially owned by Mr. Perez de la Mesa’s children and 359,475 shares held by an irrevocable trust for which Mr. Perez de la Mesa is the beneficiary.
6.	Includes 19,125 shares that Mr. Seymour has the right to acquire upon the exercise of presently exercisable options.
7.	Includes 180,848 shares that Mr. Sledd has the right to acquire upon the exercise of presently exercisable options. Also includes 102,937 shares that are held in three trusts for the benefit of Mr. Sledd’s children, for which Mr. Sledd serves as the trustee.
8.	Includes 66,938 shares that Mr. Stokely has the right to acquire upon the exercise of presently exercisable options.
9.	Includes 176,345 shares that Mr. Cook has the right to acquire upon the exercise of presently exercisable options.
10.	Includes 125,720 shares that Mr. Murphy has the right to acquire upon the exercise of presently exercisable options.
11.	Includes 61,003 shares that Mr. Nelson has the right to acquire upon exercise of presently exercisable options and 469 shares beneficially owned by Mr. Nelson’s daughter and grandson.
12.	Includes 44,297 shares that Mr. Wilson has the right to acquire upon the exercise of presently exercisable options.
13.	Based upon such holder’s Schedule 13G/A filed with the SEC on February 11, 2005. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of such holders is 100 E. Pratt Street, Baltimore, Maryland 21202.
14.	Based upon such holder’s Schedule 13G/A filed with the SEC on February 11, 2005. All of the shares reported are owned by investment advisory clients of TimesSquare Capital Management, Inc. (“TimesSquare”) and such clients have the right to receive dividends from and proceeds from the sale of such shares. To TimeSquare’s knowledge, the interest of no one of the clients relates to more than 5% of the class. In its role as investment adviser, TimesSquare has voting and dispositive power with respect to these shares. The business address of TimesSquare is Four Times Square, 25th Floor, New York, New York 10036.
15.	Based upon such holder’s Schedule 13G/A filed with the SEC on February 14, 2005. Select Equity Group., Inc., a New York corporation, (“Select”), and Select Offshore Advisors, LLC, a New York liability corporation, (“Select Offshore”) are the beneficial owners of the 3,708,012 shares. As the President and controlling shareholder of Select and the Manager of Select Offshore, George S. Loening has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 3,708,012 shares owned by Select and Select Offshore. Accordingly, Mr. Loening may be deemed to be the beneficial owner of the 3,708,012 shares. Various other persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from sale of, the shares. However, no such other person’s interest in such securities relates to more than 5% of the class. The business address of Select, Select Offshore and Mr. Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003.
16.	Includes 2,095,291 shares that such persons have the right to receive upon the exercise of presently exercisable options.

EQUITY COMPENSATION PLAN INFORMATION

For a complete description of the Company’s equity compensation plans, see Note 11 to the Company’s 2004 Annual Report on Form 10-K, which is incorporated herein by reference.

The following table provides information about shares of Common Stock that may be issued upon the exercise of options under all of the Company’s existing equity compensation plans as of December 31, 2004.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	7,474,859	7.91	1,406,661
Equity compensation plans not approved to stockholders	—	—	—

TOTAL	7,474,859	7.91	1,406,661

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid for each of the three years ended December 31, 2004, December 31, 2003, and December 31, 2002, to the Company’s Chief Executive Officer and each of its four other most highly compensated executive officers (collectively, the “Named Executive Officers”).

	Annual Compensation					Long-Term Compensation Awards		All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards(1)	No. of Shares Underlying Options Granted(2)
Manuel J. Perez de la Mesa President and Chief Executive Officer	2004 2003 2002	347,752 304,596 289,654	335,000 255,000 246,000	1,140,219 — —	(3)	— — —	75,000 90,000 90,000	13,782 8,113 7,405	(4) (5) (6)

A. David Cook Vice President	2004 2003 2002	193,465 179,731 169,769	190,000 169,200 133,450	— — —		162,525 — —	15,000 33,750 33,750	13,002 7,453 7,405	(7) (8) (6)

John M. Murphy Vice President	2004 2003 2002	196,899 179,731 169,769	190,000 168,300 144,500	— — —		162,525 — —	15,000 33,750 33,750	13,782 8,113 7,405	(4) (5) (6)

Stephen C. Nelson Vice President	2004 2003 2002	151,431 139,793 132,155	146,000 98,000 101,077	— — —		65,010 — —	6,000 13,500 13,500	13,002 7,453 6,540	(7) (8) (9)

Christopher W. Wilson Vice President	2004 2003 2002	168,283 159,508 146,994	162,000 142,450 135,828	— — —		65,010 — —	6,000 13,500 13,500	13,002 7,453 6,540	(7) (8) (9)

1.	As of December 31, 2004, based on the $31.90 market value per share of the Common Stock of such date (a) Mr. Cook held 7,500 shares of restricted stock, the aggregate value of which was $239,250; (b) Mr. Murphy held 7,500 shares of restricted stock, the aggregate value of which was $239,250; (c) Mr. Nelson held 3,000 shares of restricted stock, the aggregate value of which was $95,700; and (d) Mr. Wilson held 3,000 shares of restricted stock, the aggregate value of which was $95,700. Dividends are paid on the restricted stock at the same rate and at the same time as paid to all stockholders.
2.	All shares have been adjusted to reflect the 3-for-2 stock split in September 2004.

3.	On May 6, 2004, the Compensation Committee authorized the reimbursement of certain federal taxes of Mr. Perez de la Mesa resulting from Mr. Perez de la Mesa’s exercise of certain stock options granted to him in 1999 and 2000. This tax liability was created by the Company’s revision to Mr. Perez de la Mesa’s original employment agreement prior to Mr. Perez de la Mesa’s commencement of employment with the Company wherein the Company decided to substitute stock options with a $0.01 exercise price for an equal number of restricted shares. While the substantive value of this change is insignificant, the tax consequences resulting from the change were determined to be adverse to Mr. Perez de la Mesa and beneficial to the Company. Since such change in tax consequences was not intended, the Compensation Committee authorized the reimbursement of the net additional tax consequences plus associated interest to Mr. Perez de la Mesa. The amount paid in 2004, which includes a gross-up for the taxes due, was $1,140,219. The Company estimates that it will receive tax deductions resulting in a cash benefit of approximately $510,000 from its more beneficial treatment.
4.	Consists of the following contributions: $2,473 life, health and long-term disability insurance premiums and $11,309 contributed under the Company’s 401(k) plan.
5.	Consists of the following contributions: $2,113 life, health and long-term disability insurance premiums and $6,000 contributed under the Company’s 401(k) plan.
6.	Consists of the following contributions: $1,619 life, health and long-term disability insurance premiums, $286 paid under the Company’s profit sharing program and $5,500 contributed under the Company’s 401(k) plan.
7.	Consists of the following contributions: $1,693 life, health and long-term disability insurance premiums and $11,309 contributed under the Company’s 401(k) plan.
8.	Consists of the following contributions: $1,453 life, health and long-term disability insurance premiums and $6,000 contributed under the Company’s 401(k) plan.
9.	Consists of the following contributions: $754 life, health and long-term disability insurance premiums, $286 paid under the Company’s profit sharing program and $5,500 contributed under the Company’s 401(k) plan.

The following table sets forth information with respect to the Named Executive Officers concerning options granted during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)
Name	No. of Shares Underlying Options Granted		% of Total Options Granted to Employees In 2004	($) Exercise or Base Price	Expiration Date	($) Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Manuel J. Perez de la Mesa	75,000	(2)	12.2	21.67	2/9/14	1,022,800	2,594,421
A. David Cook	15,000	(3)	2.4	21.67	2/9/14	204,560	518,884
John M. Murphy	15,000	(3)	2.4	21.67	2/9/14	204,560	518,884
Stephen C. Nelson	6,000	(3)	1.0	21.67	2/9/14	81,824	207,554
Christopher W. Wilson	6,000	(3)	1.0	21.67	2/9/14	81,824	207,554

1.	All options will vest immediately upon a change of control of the Company.
2.	Options fully vest on February 9, 2009.
3.	Options vest in one-half increments on February 9, 2007 and February 9, 2009.

The following table sets forth information with respect to the Named Executive Officers concerning option exercises during the fiscal year ended December 31, 2004, and unexercised options held as of December 31, 2004.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND

AGGREGATE OPTION VALUES AS OF DECEMBER 31, 2004

Name	Shares Acquired on Exercise	($) Value Realized	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the- Money Options at Year End
			Exercisable	Unexercisable	($) Exercisable	($) Unexercisable
Manuel J. Perez de la Mesa	60,750	1,382,670	253,125	761,250	7,406,438	17,030,588
A. David Cook	—	—	127,828	144,516	3,613,888	3,133,379
John M. Murphy	—	—	77,203	144,516	2,132,600	3,133,352
Stephen C. Nelson	—	—	38,221	76,031	1,168,426	1,714,919
Christopher W. Wilson	—	—	18,983	78,562	605,522	1,783,408

Executive Employment Agreements

In January 1999, the Company entered into an employment agreement with Manuel J. Perez de la Mesa, pursuant to which, the Company pays Mr. Perez de la Mesa an annual base salary currently set at $350,000, to be reviewed annually by the Board, and an annual bonus in an amount determined by the Compensation Committee based on achievement of certain specified goals and objectives. Pursuant to the employment agreement, Mr. Perez de la Mesa also receives an allowance for the lease of an automobile of his choice. This vehicle allowance is presently set at $1,200 per month. Upon any termination of Mr. Perez de la Mesa’s employment by the Company other than for cause (as defined in the agreement), Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months thereafter. The agreement also provides that Mr. Perez de la Mesa shall not compete with the Company for two years following the termination of his employment.

The Company also has employment agreements with the other Named Executive Officers, similar in nature to Mr. Perez de la Mesa’s, except that upon termination by the Company other than for cause (as defined in the agreement), the severance pay is for a period of up to three months and the non-compete is for one year following termination. The annual base salaries for the other Named Executive Officers are currently set at $200,000, $200,000, $170,000, $160,000, for Messrs. Cook, Murphy, Wilson and Nelson, respectively.

Neither the Compensation Committee nor Audit Committee Report set forth below shall be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and neither shall be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF SCP POOL CORPORATION

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, administers all Company stock plans and reviews and makes recommendations to the Board regarding compensation and benefits of executive officers and certain other key employees of the Company. After consideration of the Compensation Committee’s recommendations, the entire Board reviews and approves the salaries, bonuses and benefit programs for the Company’s executive officers and certain other key employees. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist it. In 2004, the Compensation Committee directly engaged an outside compensation consulting firm to assist the Compensation Committee in its review of the compensation for the executive officers. This consulting firm does not provide other consulting services to the Company.

Compensation Philosophy

The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. This philosophy applies to all employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The goals of the Company’s executive compensation program are as follows:

•	to establish pay levels that are necessary to retain and attract highly qualified executives in light of the overall competitiveness of the market for high quality executive talent;

•	to recognize superior individual performance, new responsibilities and new positions within the Company;

•	to balance short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives;

•	to provide variable compensation opportunities based on the Company’s performance;

•	to encourage stock ownership by executives; and

•	to align executive remuneration with the interests of the stockholders.

In 2004, the Compensation Committee directly engaged an outside compensation consultant to provide an independent analysis of the Company’s executive compensation program. The results of the analysis completed by this independent consultant, and corroborated by management and the Compensation Committee, included the following observations about the Company’s 2004 executive compensation:

•	base salary is conservative, but within the bounds of competitive practice;

•	long-term incentive grants are competitive;

•	the annual cash incentive plan is performance oriented and is capped; and

•	total compensation appears to be competitive and equitable.

Compensation Program Components

The Compensation Committee regularly reviews the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive with similar positions in the market and reflect the performance of the Company. Each element of the compensation program for executive officers is further explained below.

Base Salary. The base salary levels for all executive officers are set based upon the officer’s level of responsibility, experience, past performance and the competitive market for executive talent.

Annual Incentive Bonus. The annual cash bonuses paid to the executive officers are paid according to formulas that are based almost entirely on objective performance criteria with a small component being discretionary. The objective performance measures used to calculate the bonus of Mr. Perez de la Mesa for 2004 were earnings per share, return on total assets, cash flow from operations and organizational development. The objective portion of the bonuses of the other executive officers was based upon earnings per share and various other performance measures pertinent to the officer’s area of responsibility. The Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other specific annual objectives.

Stock Options. The Compensation Committee believes that the Company can closely align executive interests with the longer term interests of stockholders by encouraging equity participation in the Company. The Compensation Committee believes stock option awards promote the Company’s long-term performance goals and further executive retention. All management level employees are eligible to receive stock options. The individual option grant levels for all of the executive officers for 2004 were based upon each respective officer’s level of responsibility. The stock options awarded to executive officers accounted for approximately 25% of the total number of stock options awarded in 2004.

Restricted Stock. In 2004, each named executive officer, with the exception of Mr. Perez de la Mesa, and certain other key employees were awarded restricted stock under the Company’s 2002 Long-Term Incentive Plan. Such restricted stock, which was granted in lieu of one-third of the respective employee stock options, vests in full on February 9, 2009 (subject to certain limitations).

Employee Stock Purchase Plan. Our employees can also acquire Company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy up to $25,000 of Company stock per year at a 15% discount to the market price (subject to certain limitations), with the objective of allowing employees to profit when the value of the Company’s stock increases over time.

Retirement and Savings Plans. For 2004, the Company’s 401(k) Plan provided a discretionary Company matching contribution, subject to certain limitations, of 50% of a participant’s deferrals of up to 6%. The Company also provided a profit-sharing plan whereby, at the discretion of the Board of Directors, a profit sharing contribution could be made annually to all eligible employees. In February, 2005, the Company’s Board of Directors eliminated the profit-sharing plan and increased the discretionary Company matching contribution under the 401(k) Plan to 50% of a participant’s deferrals of up to 8% of the lesser of (i) such participant’s salary and bonus or (ii) the Internal Revenue Code Section 401(a)(17) dollar limit for the applicable year. In February, 2005, the Company’s Board of Directors also authorized the adoption of a nonqualified deferred compensation plan (the “POOLCORP Deferred Compensation Plan”), which allows certain employees who occupy certain key management positions to defer salary and bonus. The POOLCORP Deferred Compensation Plan provides a matching contribution similar to that provided under the 401(k) Plan to the extent that a participant’s contributions to the 401(k) Plan are limited by IRS non-discrimination limitations. The total Company matching contribution provided to a participant under the 401(k) Plan and the POOLCORP Deferred Compensation Plan combined for any one year shall not exceed 4% of a participant’s salary and bonus.

Setting Executive Compensation

In setting the annual compensation for each executive officer, the Compensation Committee reviews executive compensation information derived from publicly available information.

The Compensation Committee further reviews the executive officer compensation levels for internal pay equity within the Company. The Compensation Committee also reviews the total remuneration that each executive officer could potentially receive if certain events occur, including a change in control, retirement, termination (for cause and without), and continuation of employment. Total remuneration includes total cash compensation, the future value of stock options and restricted stock and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits.

Stock options granted to executive officers shall, subject to certain limitations, (1) immediately vest and become fully exercisable upon a change of control, death or disability; (2) remain exercisable and continue to vest in accordance with their original schedule upon retirement (which is defined as attainment of the age of 55 years or more and continuous service to the Company for a period of at least ten years); (3) be immediately forfeited, whether or not then exercisable, upon termination for cause; and (4) remain exercisable and, subject to Company discretion, continue to vest in accordance with their original schedule upon termination without cause. Restricted stock granted to executive officers shall, subject to certain limitations, (1) fully vest upon a change of control, death, or disability; (2) continue to vest in accordance with the original vesting schedule upon retirement; and (3) be immediately forfeited upon termination, whether voluntary or involuntary. Upon termination other than for cause, Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months thereafter and the other executive officers are entitled to receive their respective base salary for a period of up to three months. Executive officers are not entitled to any additional compensation, perquisites or other personal benefits upon a change in control, retirement or termination.

Based on this review, the Compensation Committee finds total compensation for all executive officers (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and consistent with the market.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company’s chief executive officer or any of the four other most highly compensated officers. Performance-based compensation that meets certain requirements under Section 162(m) is not subject to the deduction limitation. The Company’s policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company’s ability to attract and retain qualified executives. The Compensation Committee has not adopted a policy that all compensation must be deductible.

Management believes that the only executive compensation that presently meets the performance-based compensation requirements under Section 162(m) is stock options awarded under the Company’s 2002 Long-Term Incentive Plan (“2002 LTIP”). While the 2002 LTIP was designed to qualify as deductible compensation, the Compensation Committee believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and, in some instances, the Compensation Committee may approve compensation that is not fully deductible. Management estimates that a portion of the deduction for Manuel J. Perez de la Mesa’s 2004 compensation will be limited under Section 162(m).

Summary

After its review of all existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing value for stockholders and enhancing corporate performance. The Compensation Committee currently believes that a significant portion of compensation of executive officers is properly tied to stock appreciation through stock options and restricted stock grants. The Compensation Committee believes that executive compensation levels at the Company are extremely competitive with the compensation programs provided by other corporations with which the Company competes for executive talent.

COMPENSATION COMMITTEE

Andrew W. Code, Chairman

George T. Haymaker, Jr.

Robert C. Sledd

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the board of directors or compensation committee of another entity, one of whose executive officers served as a director or member of the Board or Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF SCP POOL CORPORATION

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal controls over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including the matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has determined that the rendering of all non-audit services by the Company’s independent auditors is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Committee has also approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE
John E. Stokely, Chairman
James J. Gaffney
Harlan F. Seymour
Robert C. Sledd

PERFORMANCE GRAPH

The graph below compares the total stockholder return on the Company’s Common Stock for the last five fiscal years with the total return on the Nasdaq US Index and the S&P SmallCap 600 Index for the same period, in each case assuming the investment of $100 on December 31, 1999 and the reinvestment of all dividends. The Company has chosen the S&P SmallCap 600 Index for comparison because the Company does not believe that it can reasonably identify a peer group or a published industry or line-of-business index that contains companies in a similar line of business and because the S&P SmallCap 600 Index includes companies of similar capitalization to the Company.

	Base Period	INDEXED RETURNS
		Years Ending
Company / Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
SCP Pool Corporation	100	173.86	238.12	253.30	425.23	627.04
S&P SmallCap 600 Index	100	111.80	119.11	101.68	141.13	173.09
Nasdaq US Index	100	60.31	47.84	33.07	49.45	53.81

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 1999, the Company entered into a lease agreement with S&C Development, L.L.C., for a service center in Mandeville, Louisiana. The sole member of S&C Development, L.L.C., is A. David Cook, a Company executive officer. The seven year lease term commenced on January 1, 2000, and provides for rental payments of $6,510 per month. In January 2002, the Company entered into a lease agreement with S&C Development, L.L.C., for additional warehouse space adjacent to the Mandeville service center. The five year lease term commenced on February 4, 2002, and provides for rental payments of $4,123 per month. The total $10,633 monthly lease payment is for both facilities consisting of 21,100 square feet.

In January 2001, the Company entered into a lease agreement with S&C Development, L.L.C., for a service center in Oklahoma City, Oklahoma. The ten year lease term commenced on November 10, 2001, and provides for rental payments of $12,371 per month for the 25,000 square foot facility.

The Company believes the leases discussed above reflect fair market rates and terms that are as favorable to the Company as could be obtained with unrelated third parties.

In February 2002, the Board determined that the Company will no longer enter into additional leases or material transactions with related parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons owning more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s Common Stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished, management believes that the directors, executive officers and greater than 10% stockholders timely complied with these requirements with the exception of one Form 4 reporting the exercise and sale of certain options of Robert C. Sledd, which was filed one day late due to the expiration of a password.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT AUDITORS

(Proposal 2)

The Audit Committee has approved the retention of Ernst & Young LLP (“E&Y”) as the Company’s independent auditors for the fiscal year ending December 31, 2005, and recommends the ratification of such retention by the stockholders. If the stockholders do not ratify the selection of E&Y, the Audit Committee will reconsider the selection.

Representatives of E&Y are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for ratification of the retention of E&Y as the Company’s independent auditors.

Audit Fees

The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by E&Y.

	2004	2003
Audit Fees(1)	$573,000	$265,000
Audit Related Fees(2)	38,315	34,350
Tax Fees(3)	143,095	89,306
All Other Fees	—	—

Total	$754,410	$388,656

1.	Audit services consisted of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Section 404-related internal control reviews.
2.	Audit Related services included due diligence for acquisitions and divestitures and employee benefit plan audits.
3.	Tax services provided included assistance with tax compliance and the review of tax returns, tax consultation, and planning services and assistance in connection with tax audits.

The Audit Committee preapproves all audit and permissible non-audit services prior to commencement of any such services. Mr. Stokely, Audit Committee Chairman, has the delegated authority to preapprove such services and these preapproval decisions are presented to the full Audit Committee at the next scheduled meeting. During fiscal years 2004 and 2003, the Audit Committee preapproved 100% of the services performed by E&Y. A copy of the Company’s Procedure for Pre-approval of Services by the Company’s Independent Audit Firm is attached hereto as Appendix D.

The Audit Committee has determined that the rendering of all non-audit services by E&Y is compatible with maintaining the auditor’s independence.

The Board of Directors unanimously recommends that the Company’s stockholders vote “FOR”

the ratification of the retention of E&Y as the Company’s independent auditors for fiscal year 2005.

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS

In order to be considered for inclusion in the proxy materials related to the Company’s 2006 annual meeting of stockholders, the Company must receive stockholder proposals no later than November 28, 2005. If such proposal is timely received and in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.

The Company’s By-laws, as amended, also require that any stockholder who desires to nominate a director or present a proposal before the 2006 annual meeting must notify the Secretary of the Company no earlier than July 1, 2005 and no later than November 28, 2005.

By Order of the Board of Directors,

/s/ Jennifer M. Neil

Jennifer M. Neil, Secretary

Covington, Louisiana

March 28, 2005

APPENDIX A

SCP POOL CORPORATION

AUDIT COMMITTEE CHARTER

Adopted: February 11, 2003

Reaffirmed: October 18, 2004

Purpose

The Audit Committee assists the Board in monitoring (1) management’s process for ensuring the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) management’s process for ensuring the compliance by the Company with legal and regulatory requirements.

The Audit Committee prepares the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three (3) members. The Board shall appoint the members of the Audit Committee upon recommendation by the Nominating and Corporate Governance Committee. The Board may remove any Committee member from service for any reason in its discretion, including but not limited to a finding that the director is no longer independent. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, the United States securities laws, and the rules and regulations of the Commission. At least one (1) member of the Audit Committee shall be a financial expert as defined by the Commission and NASDAQ. Each member must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of their appointment.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

1.	Financial Statement and Disclosure Matters

A.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

B.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

C.	Quarterly and annually, discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

D.	Review and discuss the annual report from the independent auditor regarding:

(a)	All critical accounting policies and practices to be used;

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

E.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

F.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

G.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

H.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

I.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO, during their certification process for the Form 10-K and Form 10-Q, about any significant deficiencies in the design or operation of internal controls for financial reporting or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

J.	At least annually, review with management, legal counsel, and the director of internal audit the effectiveness of the Company’s disclosure controls and procedures.

K.	Review and approve the disclosures in each Form 10-K regarding management’s annual internal control report and the related attestation report prepared by the Company’s independent auditor, once the applicable rules become effective.

L.	Establish procedures for resolving disagreements between management and the independent auditor regarding financial reporting.

2.	Oversight of the Company’s Relationship with the Independent Auditor

A.	Annually, review and evaluate the lead partner of the independent auditor team.

B.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company, and (e) the independent auditor’s registration with the Public Company Accounting Oversight Board (once the Board begins accepting registrations). Review the annual written disclosure regarding the independent auditor’s independence required by Independence Standards Board Standard No. 1. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

C.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

D.	Require that the independent auditor review and discuss with the audit committee any matters with which they consulted their national office.

E.	Meet with the independent auditor in a timely manner to discuss the planning and staffing of the audit.

F.	Confirm that the Company’s CEO, CFO, CAO, Controller or equivalent officer, if formerly a partner of or employed by the independent auditor, did not participate in any capacity in the audit of the Company during the one year preceding the date of the initiation of the current audit.

3.	Oversight of the Company’s Internal Audit Function

A.	Review the appointment and replacement of the senior internal auditing executive, as needed.

B.	Quarterly, review the significant reports to management prepared by the internal auditing department and management’s responses.

C.	Annually, discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

4.	Compliance Oversight Responsibilities

A.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

B.	Obtain reports from management that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

C.	Establish written procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, no later than as required by law or NASDAQ.

D.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

E.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

F.	Review and approve all “related party transactions” of the type that would be required to be disclosed in the Company’s annual proxy statement, regardless of size, and as may otherwise be required by NASDAQ.

G.	Prepare the Audit Committee Report required by the Commission to be included in the Company’s annual proxy statement and review the disclosure in the proxy statement regarding the independence of the Audit Committee members and the presence of a financial expert on the Audit Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Management is also responsible for maintaining (i) an appropriate system of internal controls and procedures for financial reporting and (ii) an appropriate system of disclosure controls and procedures, in compliance with applicable law.

APPENDIX B

SCP POOL CORPORATION

COMPENSATION COMMITTEE CHARTER

Adopted: February 11, 2003

Reaffirmed: February 13, 2005

Purpose

The Compensation Committee (the “Committee”) of the Board of Director reviews and makes recommendations to the Board regarding compensations and benefits of executive officers and key employees of the Company. The Committee shall prepare an annual report on executive compensation for inclusion in the Company’s Proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Composition

The Committee shall be composed of not less than three (3) independent Directors. Each member shall be an outside director, independent of management, consistent with applicable rules and regulations of the SEC. The Members of the Committee shall be elected annually at the meeting of the Board of Directors, immediately following the shareholders meeting or as necessary to fill vacancies in the interim. The Chairman is elected by the Board or by the majority vote of the members.

Specific Duties and Responsibilities

The general responsibilities of the Committee are oversight of executive compensation for the President, and the Executive Officers and other key employees, communications with the full board, and communications with shareholders through the proxy statement.

Director Compensation and Equity-based Plans

The Committee shall make recommendations to the Board with respect to the compensation of directors and incentive-compensation plans and equity-based plans for all employees.

Stock Plan Administration

The Committee shall have full and final authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued. In furtherance of the foregoing, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.

Chief Executive Officer (“CEO”) Compensation and Goals

The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the CEO in past years.

Approval of CEO and Executive Officer Compensation

The Committee shall annually review and approve for the CEO and the executive officers of the Company: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreement/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

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Delegation

The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided any action taken by a subcommittee is subsequently reported to the Committee and ratified. The Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans under conditions established by the Committee.

Engaging Consultants

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Miscellaneous

All other duties as delegated by the Board of Directors.

Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings

The Committee shall have at least one (1) regularly scheduled meeting but will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or the CEO of the Company. The Corporate Secretary will maintain one set of all Committee minutes and presentations to be filed as Corporate record and will be provided a set of all Committee correspondence. All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

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APPENDIX C

SCP POOL CORPORATION

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE CHARTER

Adopted: February 11, 2003

Reaffirmed: October 18, 2004

Organization and Member Qualifications

The nominating and corporate governance committee shall be comprised of at least three directors appointed by the Board, each of whom shall comply with the independence and other member qualification requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

Committee Purpose and Authority

The nominating and corporate governance committee’s primary purpose is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of shareholders and recommending to the Board a set of corporate governance principles applicable to the Company. The committee shall recruit, screen, interview and select prospective candidates for Board membership as necessary to fill vacancies or to meet the needs of the Board. The committee also provides assistance to the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices.

The committee shall have the sole authority to recommend to the Board candidates for Board membership, unless such authority belongs to a third party under the terms of the Company’s Articles of Incorporation, By-laws or any shareholder agreement that allocates the right to nominate directors to a third party.

Responsibilities

In meeting its responsibilities, the nominating committee will:

Nomination of Directors

•	Evaluate and identify:

•	nominees to fill vacancies on the Board that occur in between meetings of the shareholders; and

•	prior to each annual meeting of shareholders, a slate of nominees to be presented for shareholder approval at the annual meeting.

•	Consider nominees recommended by shareholders of record who comply with the shareholder nomination procedures established in the By-laws.

•	Evaluate the qualifications and performance of each incumbent director prior to the end of his or her term and determine whether to nominate him or her for re-election to the Board.

•	Review the Board’s committee structure no less than annually and recommend to the Board for its approval the directors to serve as members of each Board committee, keeping in mind the committee independence requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

•	Evaluate no less than annually the appropriateness of the composition and size of the Board of Directors. In carrying out this responsibility, the committee shall consider:

•	the director independence requirements of the Nasdaq Stock Market, Inc. and all legal requirements;

•	the collective educational and business experience of the members of the Board;

•	the long-term interests of the Company’s shareholders; and

•	any other criteria deemed relevant by the committee.

•	Determine whether at least one member of the Company’s audit committee is a “financial expert,” as that term is defined by the SEC in rulemaking under Section 407 of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market, Inc. If no member of the audit committee meets the “financial-expert” qualifications, the committee should identify one or more candidates for nomination who meet the qualifications, no later than may be required by such rulemaking.

Evaluations of the Board of Directors and Committees of the Board

•	Evaluate and make recommendations to the full Board regarding the number and accountability of committees of the Board.

•	No less than annually, solicit input from the full Board and conduct a review of the effectiveness of the operation of the Board and Board committees.

Corporate Governance

•	Develop and recommend to the full Board for its approval a set of corporate governance principles. Review the principles no less than annually for the purposes of:

•	determining whether the principles are being effectively adhered to and implemented;

•	ensuring that the principles are appropriate for the Company and comply with applicable laws, regulations, and Nasdaq listing standards; and

•	recommending any desirable changes in the principles to the full Board.

Director Orientation and Continuing Education

•	Develop (i) an orientation program for new directors, including meetings with senior management and visits to Company facilities and (ii) a director continuing education program that comply with the director education requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

•	Monitor the continuing education needs of directors with respect to the Company’s business, financial statements, corporate governance policies and other appropriate subjects and recommend action to the Board, individual directors and management when appropriate.

Regulatory and Other Requirements

•	Monitor services unrelated to Board membership provided by non-employee directors to the Company and its subsidiaries.

•	Prior to publication, review and approve the “election of directors” section of the Company’s proxy statement.

•	Review the committee’s charter annually and recommend proposed changes to the Board if necessary or advisable.

•	Carry out such other duties and responsibilities as may be assigned to the committee from time to time by the Board and/or the Chairman of the Board.

Process

The nominating and corporate governance committee shall meet at least once annually and more frequently if the committee deems it to be appropriate. The committee shall make regular reports of its activities to the Board. When discussing candidates for nomination, the committee shall meet in executive session.

The committee may delegate authority to one or more members when appropriate, provided that decisions made pursuant to such delegated authority shall be presented to the full committee at its next scheduled meeting.

The committee shall be empowered to retain independent legal counsel, accountants or other advisors, and the Company shall provide for appropriate funding for such advisors. The committee shall have the sole authority to retain and terminate any consulting firm used to identify director candidates.

APPENDIX D

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

SCP POOL CORPORATION

Procedures for Pre-Approval of Services by

the Company’s Independent Audit Firm

All services provided to the Company (including any of its subsidiaries) by the Company’s independent audit firm must be pre-approved in the manner described herein.

1. Audit Services. The Company’s audit committee will, on an annual basis, retain an independent audit firm and pre-approve the scope of all audit services in compliance with applicable law. Unless the audit committee otherwise determines, on an annual basis the committee will also pre-approve the performance by the independent audit firm of the following services related to its audit: reviews of the Company’s condensed financial statements included in the Company’s Form 10-Qs as required by SEC regulations; review and comment on the Company’s Form 10-Q and Form 10-K filings and earnings press releases; audit of any Company benefit plan or retirement plan required to be separately audited; and regulatory audits of the Company’s subsidiaries (including, but not limited to, its foreign subsidiaries).

The Chair of the audit committee or the full audit committee must pre-approve (i) the independent audit firm’s review of registration statements containing the firm’s audit report or into which such report is incorporated by reference and the provision of a consent related thereto and (ii) the preparation and delivery of comfort letters in connection with securities offerings. Any pre-approvals by the Chair under this paragraph must be disclosed to the full audit committee at its next meeting.

2. Non-Audit Services.

(a) The independent audit firm is prohibited from providing any non-audit services unless such service (i) is permitted under all applicable laws and regulations and (ii) is pre-approved as provided below.

All non-audit services must be pre-approved as follows:

(1)	Once the Company’s Chief Financial Officer and the independent audit firm determine that a project is appropriate and permissible, the independent audit firm will send a draft engagement letter to the CFO.

(2)	The CFO may either

(A)	submit the project for pre-approval by the Chair of the audit committee or

(B)	submit the project for the pre-approval by the full audit committee, either at its next regularly scheduled meeting, at a special meeting, or by unanimous written consent.

Following any pre-approval under this paragraph, the CFO will be responsible for (i) documenting the pre-approval, (ii) arranging for the execution of the related engagement letter and its delivery to the independent audit firm and (iii) keeping copies of the foregoing documents together with the proceedings of the audit committee.

(b) At each regularly scheduled meeting of the audit committee, the CFO will advise the committee of (i) the scope and anticipated cost of all projects pre-approved by the Chair since the last meeting and (ii) the

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cost of all services provided under paragraph (B) above. At each such meeting, the CFO also will provide the audit committee with a projection for the current fiscal year of the estimated fees to be paid by the Company for each service or group of services provided or to be provided by the independent audit firm.

(c) The Company will publicly disclose all pre-approvals of non-audit services by its independent audit firm as required by applicable law.

* * * * * * * * * *

Approved by the Audit Committee: May 5, 2003.

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